                                                          EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT



I consent to the incorporation by reference in this Post-Effective Amendment No. 21 to the Registration Statement (File Nos. 2-96738 and 811-4253) (the "Registration Statement") of MFS Government Limited Maturity Fund (the "Trust"), of my opinion dated April 27, 1998, appearing in Post-Effective Amendment No. 19 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on April 29, 1998.


                                                JAMES R. BORDEWICK, JR.
                                                ------------------------------
                                                James R. Bordewick, Jr.
                                                Assistant Secretary

Boston, Massachusetts
April 26, 2000